As filed with the Securities and Exchange Commission on November 9, 2005
                                                    Registration No. 333-_____

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            REDIFF.COM INDIA LIMITED
             (Exact name of registrant as specified in its charter)
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

       Republic of India                      7370                      N.A.
(State or other jurisdiction        (Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)    Classification Code Number)   Identification No.)

                                  ---------------------------
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

         Mahalaxmi Engineering Estate                         CT Corporation System
       1st Floor, L.J. First Cross Road                        818 West 7th Street
   Mahim (West), Mumbai 400 016                               Los Angeles, CA 90017
           91 (22) 2444-9144                                   1 (213) 627-8252
 (Address and Telephone Number of Registrant's         (Name, Address and Telephone Number
         Principal Executive Offices)                         of Agent for Service)
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              Copy of all communications, including communications
                       sent to the agent for service, to:
                            Jonathan B. Stone, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                               New York, NY 10036
                                 (212) 735-3000

                    ----------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration statement.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-122536
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                   ----------------------------------------
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                         CALCULATION OF REGISTRATION FEE
================================================ ================ ======================== ======================= ===============
                                                    Amount to        Proposed Maximum         Proposed Maximum       Amount of
            Title of Each Class of                     be           Offering Price Per           Aggregate          Registration
        Securities to be Registered(1)           Registered(2)          Security(2)         Offering Price((3))         Fee
------------------------------------------------ ---------------- ------------------------ ----------------------- ---------------
Equity Shares of Rediff.com India Limited, par
value of Rs. 5 per equity share (4)...........          --                    --                   $8,000,000           $941.60
------------------------------------------------ ---------------- ------------------------ ----------------------- ---------------
Total.........................................          --                    --                   $8,000,000          $941.60(5)
================================================ ================ ======================== ======================= ===============
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(1)  This Registration Statement relates to Registration Statement on Form F-3
     (Registration No. 333-122536) of Rediff.com India Limited ("Rediff")
     filed with the Securities and Exchange Commission on February 4, 2005,
     pursuant to which Rediff registered an indeterminate number of equity shares and other securities with a maximum aggregate offering price of
     $40,000,000 (the "Prior Registration Statement"), and is being filed to register additional equity shares pursuant to Rule 462(b) under the
     Securities Act of 1933, as amended (the "Securities Act").
(2)  Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify the amount to be registered or the proposed maximum offering price per security.
(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. As of the date of this
     Registration Statement, the maximum aggregate offering price of securities which remain to be issued pursuant to the Prior Registration
     Statement is $40,000,000. The maximum aggregate offering price of the additional equity shares being registered hereby pursuant to Rule 462(b)
     under the Securities Act is $8,000,000, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior
     Registration Statement.
(4)  American Depositary Shares ("ADSs") evidenced by American Depositary
     Receipts issuable on deposit of the equity shares registered hereby have been registered under a separate statement on Form F-6. Each ADS will represent one-half of one equity share, par value of Rs 5 per equity share.
(5)  In connection with the Prior Registration Statement, a registration fee of
     $4,708 was paid in respect of the $40,000,000 proposed maximum offering price per security thereunder. Remitted herewith is $941.60, representing the registration fee for the $8,000,000 of securities registered under this Registration Statement.



This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.
================================================================================

                                EXPLANATORY NOTE


         This Registration Statement relates to the Registration Statement on Form F-3 (Registration No. 333-122536) of Rediff.com India Limited ("Rediff") filed with the Securities and Exchange Commission (the "Commission") on February 4, 2005 and declared effective by the Commission on September 30, 2005 (the "Prior Registration Statement"). This Registration Statement is being filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. Pursuant to General Instruction IV to Form F-3, this Registration Statement includes the facing page, this explanatory note, the signature page, an exhibit index and the required opinions and consents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 9, 2005.

                              Rediff.com India Limited

                              By:    /s/ Ajit Balakrishnan
                                   --------------------------------------------
                                   Name:  Ajit Balakrishnan
                                   Title: Chairman of the Board of Directors /
                                          Managing Director

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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
Signatures                                           Title                              Date


 /s/ Ajit Balakrishnan
--------------------------------------     Chairman of the Board of Directors and      November 9, 2005
Ajit Balakrishnan                          Managing Director (Principal Executive
                                           Officer)


  *                                        Director                                    November 9, 2005
----------------------------------
Diwan Arun Nanda


  *                                        Director                                    November 9, 2005
----------------------------------
Sunil N. Phatarphekar


  *                                        Director                                    November 9, 2005
----------------------------------
Pulak Prasad


  *                                        Director                                    November 9, 2005
----------------------------------
Ashok Narasimhan


  *                                        Director                                    November 9, 2005
----------------------------------
Sridar Iyenger


  *                                        Chief Financial Officer (Principal          November 9, 2005
----------------------------------         Financial Officer and Principal
Joy Basu                                   Accounting Officer)


  *                                        Authorized Representative in the            November 9, 2005
----------------------------------         United States
Rajeev Bhambri


* By:    /s/ Ajit Balakrishnan
         ---------------------
  Name:  Ajit Balakrishnan
  Title: Chairman of the Board of Directors / Managing Director

         * Ajit Balakrishnan, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Commission.
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
                                 EXHIBIT INDEX

       Exhibit
          No.                Description
       -------               -----------
          5.1     Opinion of J. Sagar Associates
         23.1     Consent of Deloitte Haskins & Sells
         23.2     Consent of Ernst & Young LLP
         23.3 Consent of J. Sagar Associates (included in the opinion filed as Exhibit 5.1)
         24.1 Powers of Attorney (filed as Exhibit 24.1 to the Registrant's Registration Statement on Form F-3 (File No. 333-122536) and incorporated herein by reference).